Exhibit 5.1

TROYGOULD PC
1801 Century Park East, 16th Floor
Los Angeles, California 90067-2367

April 19, 2016

Galena Biopharma, Inc.
2000 Crow Canyon Place, Suite 380
San Ramon, California 94583

Re:    Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel to Galena Biopharma, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-8 (the “registration statement”) that the Company intends to file with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date of this opinion letter for the purpose of registering the offer and sale of up to (i) 4,132,000 shares (the “Option Shares”) of its common stock, par value $0.0001 per share (“Common Stock”), issuable upon the exercise of outstanding stock options (the “Options”) under the Company’s Amended and Restated 2007 Incentive Plan, as amended (as so amended, the “Plan”), and (ii) up to 5,868,000 additional shares (the “Reserved Shares”) of Common Stock issuable pursuant to future awards under the Plan. The Option Shares and the Reserved Shares are sometimes referred to collectively herein as the “Shares.” This opinion letter is being given to you pursuant to your request in connection with the requirements of Item 601(b)(5) of Regulation S‑K under the Securities Act.
As a basis for rendering our opinion expressed below, we have reviewed originals or copies of originals, certified or otherwise identified to our satisfaction, of (i) the registration statement, (ii) the Plan, (iii) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, each as amended to date, (iv) minutes or resolutions of the Company’s Board of Directors and of its stockholders pertaining to the adoption of the Plan and issuance of the Shares, the registration statement and related matters, and (v) such other certificates of public officials, certificates of officers of the Company and other documents as we have considered necessary or appropriate as a basis for rendering our opinion.
With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) the registration statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (3) all statements as to factual matters that are contained in the registration statement (including the exhibits to the registration statement) and the Plan are accurate and complete; (4) the Company will issue the Shares in accordance with the terms of the registration statement and the Plan; (5) the Company will at all times remain duly organized, validly existing, and in good standing under the laws of the State of Delaware; (6) the Company will at all times reserve a sufficient number of shares of its unissued Common Stock as is necessary to provide for the issuance of the Shares; (7) in connection with each issuance of any Shares, the Company will duly execute and deliver a stock certificate evidencing the Shares or, with respect to any Shares issued on an uncertificated basis, the Company will comply with applicable law regarding the documentation of uncertificated securities; and (8) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile, or photostatic copies conform to the originals of such documents, and such original documents are authentic; the signatures on all documents are genuine; and all natural persons who have executed any of the documents have the legal capacity to do so.
The law covered by our opinion expressed below is limited to the internal corporate laws of the General Corporation Law of the State of Delaware (including applicable rules and regulations promulgated under the Delaware General Corporation Law and applicable reported judicial decisions interpreting the Delaware General Corporation Law). We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction.
We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in laws, a change in any fact relating to the Company, or any other circumstance. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinion expressly set forth below. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the registration statement, other than as expressly stated below with respect to the Shares.
Based upon and subject to all of the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions of the registration statement and the Plan, will be validly issued, fully paid and non-assessable.
We consent to the filing of this opinion letter as an exhibit to the registration statement. However, by giving you this opinion letter and consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,

/s/ TroyGould PC

TROYGOULD PC